Exhibit 99.1

NeuroBo Pharmaceuticals Reports Full Year 2021 Financial Results

BOSTON, April 1, 2022 – NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO), a clinical-stage biotechnology company, today announced financial results for the year ended December 31, 2021.

Management Commentary

“Since I joined NeuroBo in November of 2021, we have had the opportunity to significantly strengthen our team including the addition of highly accomplished executive, D. Gordon Strickland, to our Board of Directors in January and, most recently, with the appointment of Danamarie Belpulsi, M.D. to our Scientific Advisory Board. Their collective experience will be invaluable as we continue to move programs through the clinic,” stated Gil Price, M.D. President and Chief Executive Officer of NeuroBo.

“Also of note, following a positive recommendation from the independent data safety monitoring board, in the fourth quarter of last year, we continue to advance our Phase 2/3 clinical trial of lead drug candidate, ANA001, a proprietary oral niclosamide formulation, in development as a treatment for patients with moderate to severe COVID-19 and expect to complete the phase 2 portion of the trial in the third quarter of this year. We look forward to providing further updates on our clinical progress in the near future.”

Management also noted that, subsequent to the October 2021 registered direct offering, the company expects that its cash will be adequate to fund operations into the fourth quarter of 2022.

Full Year 2021 Financial and Operating Results

•

Research and Development (R&D) Expenses were $6.5 million for the  year ended December 31, 2021 as compared to $4.5 million for the  year ended December 31, 2020. The $2.0 million increase during the year ended December 31, 2021 was primarily attributed to increased clinical trial and drug manufacturing of $1.9 million and $0.4 million, respectively, for the development of ANA001, offset by a reduction of preclinical costs of $0.3 million.

•

General and Administrative Expenses were $8.8 million for the year ended December 31, 2021 compared to $7.8 million for the year ended December 31, 2020. The increase of $1.0 million was primarily due to increased personnel costs of $0.6 million, increased costs associated with operating as a public company of $0.3 million, and increased insurance costs of $0.4 million, offset by reductions of facilities and professional fees costs of $0.3 million and $0.1 million, respectively, when compared to the comparable prior year.

•

Net Loss for the year ended December 31, 2021 was $15.3 million, or $0.66 per basic and diluted share, based on  23,143,792 weighted average common shares outstanding, compared with a net loss of $29.7 million, or $1.83 per basic and diluted share, based on 16,217,339 weighted average common shares outstanding for the year ended December 31, 2020.

•

Cash and Cash Equivalents were $16.4 million as of December 31, 2021, compared with $10.1 million as of December 31, 2020. Operating at its current level of clinical activity, NeuroBo expects its cash position will be adequate to fund operations into the fourth quarter of 2022.

About NeuroBo Pharmaceuticals

NeuroBo Pharmaceuticals, Inc. is a clinical-stage biotechnology company focused on developing and commercializing multi-modal disease-modifying therapies.

For more information visit: https://www.neurobopharma.com.

Forward Looking Statements

Any statements in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding NeuroBo’s obtaining financing for development of its products and conducting clinical trials and the nature of such financing, the development of NeuroBo’s product candidates, the ability to obtain regulatory and other approvals for and commence new clinical trials and the therapeutic potential, timing and nature of clinical trials and potential regulatory approval of NeuroBo’s clinical programs and pipeline. Forward-looking statements are usually identified by the use of words, such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “may,” “potential,” “will,” “could” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: recent changes in NeuroBo’s management; the ability to obtain approval and initiate new clinical trials, including the Phase 2/3 trial as a post-exposure prophylaxis for the prevention of COVID-19; the clinical utility, potential benefits and market acceptance of NeuroBo’s product candidates, including ANA001 and Gemcabene; the effect of future milestone payments and royalties on the results of operations and financial position of NeuroBo; the occurrence of health epidemics or contagious diseases, such as COVID-19, and potential effects on NeuroBo’s business, clinical trial sites, supply chain and manufacturing facilities; the effects of the ongoing war in Ukraine, particularly as it relates to NeuroBo’s clinical trials; NeuroBo’s ability to continue as a going concern; the timing of completion of NeuroBo’s clinical trials, including with respect to ANA001; the timing of the availability of data from NeuroBo’s clinical trials, including with respect to ANA001;  NeuroBo’s ability to successfully collaborate with existing collaborators or enter into new collaborations and to fulfill its obligations under any such collaboration agreements; the impact of government laws and regulations; NeuroBo’s ability to protect its intellectual property position; and NeuroBo’s need for additional financing and the nature of such financing to fulfill its stated goals.    Please refer to NeuroBo’s most recent annual report on Form 10-K, as well as NeuroBo’s subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release. In addition, the forward-looking statements included in this press release represent NeuroBo’s views as of the date hereof. NeuroBo anticipates that subsequent events and developments will cause its views to change. However, while NeuroBo may elect to update these forward-looking statements at some point in the future, NeuroBo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing NeuroBo’s views as of any date subsequent to the date hereof.

Contact:

Rx Communications Group

Michael Miller

+1-917-633-6086

mmiller@rxir.com

- Tables to Follow -

NeuroBo Pharmaceuticals, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts and par value)

	December 31,	December 31,
	2021	2020

Assets
Current assets:
Cash	$16,387	$10,089
Prepaid expenses	197	546
Other assets	—	48
Total current assets	16,584	10,683
Right-of-use assets and other	105	130
Property and equipment, net	110	155
Total assets	$16,799	$10,968
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$830	$2,575
Accrued liabilities	1,301	1,096
Lease liability, short-term	26	24
Total current liabilities	2,157	3,695
Lease liability, long-term	45	70
Total liabilities	2,202	3,765
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized as of December 31, 2021 and 2020; no shares issued or outstanding as of December 31, 2021 and 2020.	—	—
Common stock, $0.001 par value per share, 100,000,000 shares authorized as of December 31, 2021 and 2020; 26,661,771 and 19,671,182 shares issued and outstanding as of December 31, 2021 and 2020, respectively.	27	20
Additional paid–in capital	96,394	73,713
Accumulated other comprehensive income	4	14
Accumulated deficit	(81,828)	(66,544)
Total stockholders’ equity	14,597	7,203
Total liabilities and stockholders’ equity	$16,799	$10,968

NeuroBo Pharmaceuticals, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Year Ended
	December 31,
	2021	2020
Operating expenses:
Research and development	$6,546	$4,531
Acquired in‑process research and development	—	17,339
General and administrative	8,752	7,846
Total operating expenses	15,298	29,716
Loss from operations	(15,298)	(29,716)
Interest income	14	39
Other expense, net	—	(1)
Loss before income taxes	(15,284)	(29,678)
Provision for income taxes	—	—
Net loss	(15,284)	(29,678)
Other comprehensive (loss) income, net of tax	(10)	2
Comprehensive loss	$(15,294)	$(29,676)
Loss per share:
Net loss per share, basic and diluted	$(0.66)	$(1.83)
Weighted average common shares outstanding:
Basic and diluted	23,143,792	16,217,339